Exhibit 10.10

Termination, Waiver and Release Agreement (the “Agreement”) made this 27th day of July 2007 between IPtimize, Inc., a Minnesota corporation with offices at 2135 South Cherry St., Suite 200, Denver, CO. 80222 (the “Company”) and John R. Evans, residing at 7724 South Birch Court, Centennial, CO 80122 (“Evans”). The Company and Evans are sometimes hereinafter individually referred to as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties are all of the parties to an employment agreement dated October 1, 2005 (the “Employment Agreement”); and

WHEREAS, the Parties desire to waive and terminate the Employment Agreement and release one another from any and all obligations, duties or liabilities arising thereunder.

NOW, THEREFORE, in consideration of the foregoing recitals, and the other good and valuable consideration hereinafter set forth, the receipt and adequacy of which are hereby acknowledged and accepted, the Parties agree as follows:

               1.          Termination. The Parties hereby jointly and severally terminate the Employment Agreement effective upon the execution of this Agreement;

               2.          Waiver and Agreement. Evans hereby waives any and all of his rights under the Employment Agreement and covenants and agrees to resign form the Company’s Board of Directors at the first meeting thereof following the Company’s Special Meeting of Stockholders to be held in June 2007;

               3.          Consideration. In consideration for Evan’s waiver of his rights under the Employment Agreement and agreement to resign as aforesaid, the Company hereby covenants and agrees as follows:

                           A.          Accrued Expenses. The $15,000 in accrued expenses incurred by Evans under the Employment Agreement shall be paid by the Company in the following manner:

          a.) $5,000 upon acceptance this agreement and;

          b.) the remaining $10,000 of out of the proceeds of the Company’s proposed permanent PIPE financing;

                            B.          Accrued Remuneration. The $88,000 in accrued remuneration due by the Company to Evans under the Employment Agreement shall be converted into an aggregate of 586,667 presently existing shares of the Company’s Common Stock, no par value per share (the “Conversion Shares”);

                           C.          Lock Up. The Conversion Shares together with any and all other shares of the Company’s Common Stock owned by John R. Evans shall be voluntarily locked up for 12 months in accordance with the terms of the Lock Up Letter annexed hereto as Exhibit “A”, which is being executed by all of the officers and directors of the Company.

               4.          General Release. By virtue of the execution of this Agreement, each of the Parties hereby release and discharge each other from any and all liability, actions, claims of any kind or nature, expressed, implied that may arise from the relationship of the Parties under and pursuant to the Employment Agreement and the negotiations and conversations that preceded the Employment Agreement; and

               5.          Entire Agreement. Each of the Parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written or oral, of the Parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding, express or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

IPTIMIZE, INC.

By:

Clinton J. Wilson, President

John R. Evans

John R. Evans
7724 South Birch Court
Centennial, CO 80122

Lock Up Letter

July 27, 2007

Board of Directors
IPtimize, Inc.
2135 S. Cherry St.
Suite 200
Denver, CO. 80222

Gentlemen:

The undersigned, the owner of shares of Common Stock, no par value per share (the “Shares”) of IPtimize, Inc., a Minnesota corporation (the “Company”) and in an effort to assist the Company with its future financing, the undersigned agrees to the following lock-up or “standstill” provisions with respect to the Shares:

          1.          The undersigned hereby covenants and agrees that the undersigned shall not sell, contract to sell, transfer, hypothecate, grant an option to purchase, make any short sale or otherwise dispose of the undersigned’s Shares (collectively a “Sales Event”) for a period of 12 months from the earlier of: (i) the date the first registration statement filed by the Company after the date of this Agreement is declared effective by the Securities and Exchange Commission (the “Registration Statement”); or (ii) December 15, 2008 (the “Lock-up Period”). The undersigned acknowledges that the prior written consent of the Company or the Company’s placement agent anticipated to be retained in connection with a contemplated financing shall be required for any Sales Event during the Lock-up Period;

          2.          The undersigned hereby further covenants and agrees that any and all certificates representing the undersigned’s Shares shall be the subject of stop transfer instructions and may bear a restrictive legend that says: “The securities represented by this certificate are subject to a written lock up letter dated May 2007 prohibiting the sale, transfer, pledge or other disposition hereof except in compliance with the terms of such letter agreement;”

          3.          Following the expiration of the Lock-up Period, the Company shall remove such legends from the undersigned’s Shares promptly upon the request of the undersigned. In the event that the Company has not filed the Registration Statement and obtain an effective date for the Registration Statement by December 31, 2007, the undersigned shall be released from the provisions of this Section 3. The Company shall give notice to the undersigned when it has obtained an effective date for the Registration Statement;

          4.          The undersigned hereby covenants and agrees to indemnify and hold the Company harmless from any and all liability, including attorney’s fees, incurred by the Company in preventing any attempted sale, transfer or pledge of the undersigned’s Shares in violation or attempted violation of this letter agreement or by the Company’s transfer agent in implementing the terms and conditions of this letter agreement or in complying with the Company’s instructions hereunder; and

          5.          The Company represents to the undersigned that all of the shares of the Company’s common stock owned by: (i) the executive officer, directors and principal stockholders of the Company; and (ii) the Company’s financial advisor and placement agent will be subject to the same lock up provisions as the undersigned.

Very truly yours,

John R. Evans